As filed with the Securities and Exchange Commission on December 29, 1998
                                                    Registration No. 333-61463


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------
                                 AMENDMENT NO. 3
                                       TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------
                                KIDS STUFF, INC.
                 (Name of small business issuer in its charter)

         Delaware                         5961                    34-1843520
---------------------------    -------------------------    -------------------
     (State or other          (Primary Standard Industrial    (I.R.S. Employer
jurisdiction of organization)    Classification Code No.)    Identification No.)

                   4450 Belden Village Street, N.W., Suite 406
                               Canton, Ohio 44718
                                 (330) 492-8090
        (Address and telephone number of principal executive offices and principal place of business.)
                   William L. Miller, Chief Executive Officer
                                Kids Stuff, Inc.
                   4450 Belden Village Street, N.W., Suite 406
                               Canton, Ohio 44718
                                 (330) 492-8090
            (Name, address and telephone number of agent for service)

                                   Copies to:
            Steven Morse, Esq.                 Michael Ference, Esq.
            Lester Morse P.C.                  Lampert & Ference
            111 Great Neck Road                135 West 50th Street, 20th Fl.
            Suite 420                          New York, NY 10020
            Great Neck, NY 11021               (212) 889-7300
            (516) 487-1446                     (212) 889-5732
            (516) 487-1452 (fax)

-----------------
Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis, pursuant to Rule 415 under the Securities Act of 1933, check the following box: | x |

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: |_|

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 27. EXHIBITS.

   1.01    Revised Form of Underwriting Agreement - 1997 Offering (5)
   1.02    Revised Form of Selected Dealers Agreement - 1997 Offering (5)
   1.03    Revised Form of Warrant Exercise Fee Agreement - 1997 Offering (5)
   1.04    Form of Underwriting Agreement - Series 1 Preferred Stock (10)
   3.01    Certificate of Incorporation of the Company (1)
   3.02 Certificate of Amendment of Certificate of Incorporation of the Company(1)
   3.03    By-Laws of the Company (1)
   3.04    Certificate of Designation of Series A Preferred Stock (2)
   3.05    Form of Certificate of Designation (7)
   4.01    Specimen Certificate for Shares of Common Stock (2)
   4.02    Specimen Certificate for Shares of Series A Preferred Stock (2)
   4.03    Revised Form of Common Stock Purchase Warrant Agreement (5)
   4.04    Revised Specimen Certificate for Common Stock Purchase Warrants (3)
   4.05    Revised Form of Underwriters' Purchase Option - 1997 Offering (5)
   4.06    Form of Representative's Lock-up Letter (2)
   4.07    Form of Representative's Purchase Option Agreement (10)
   4.08    Preferred Stock Agency Agreement (10)
   4.09    Preferred Warrant Agency Agreement (10)
   4.10    Specimen of Preferred Warrant (7)
   4.11    Specimen of Series 1 Preferred Stock (7)
   5.01    Opinion of Lester Morse P.C. (10)
   10.01 Agreement to Acquire the Assets of The Natural Baby Company, Inc., (the "Acquisition Agreement")(1)
   10.02   Addendum to Acquisition Agreement (1)
   10.03   Escrow Agreement under the Acquisition Agreement (1)
   10.04   Form of Consulting Agreement with Jane Martin (1)
   10.05   Asset Purchase Agreement between the Company and its Parent (1)
   10.06   Promissory Note from the Company and its Parent (1)
   10.07   Form of Bridge Loan Agreement (1)
   10.08 Form of Financial Consulting Agreement with Fairchild Financial Group, Inc. (1)
   10.09   Credit Facility with United National Bank and Trust Company (2)
   10.10   Lease for Company's principal offices and telemarketing center (2)
   10.11   Employment Agreement with William L. Miller (2)
   10.12   Revised Employment Agreement with Jeanne E. Miller (10)
   10.13   Incentive Compensation Plan (2)
   10.14   1997 Long-Term Stock Incentive Plan (2)
   10.15 Amendment to Asset Purchase Agreement between the Company and its Parent (2)
   10.16   Form of Amendment to Bridge Loan Agreement (4)
   10.17   Amended Form of Stock Repurchase Agreement and Note (5)

   10.18   Second Addendum to Acquisition Agreement (5)
   10.19   First Addendum to Escrow Agreement (6)
   10.20   Third Addendum to Acquisition Agreement (6)
   10.21   Agreement with The Havana Group, Inc. (9)
   10.22 Form of new Financial Consulting Agreement with Fairchild Financial Group, Inc. (10)
   10.23   Employment Agreement with William T. Evans (10)
   10.24   Other Leases (7)
   23.01   Consent of Hausser + Taylor LLP (10)
   23.02   Consent of Lester Morse P.C. [included in Exhibit 5.01]
   27.00   Revised Financial Data Schedule (8)

 -----------
(1) Incorporated by reference to the Registrant's Form SB-2 Registration Statement, file no. 333-19423, filed with the Securities and Exchange Commission on January 8, 1997.
(2) Incorporated by reference to the Registrant's Amendment No. 1 to Form SB-2 Registration Statement, file no. 333-19423, filed with the Securities and Exchange Commission on March 14, 1997.
(3) Incorporated by reference to the Registrant's Amendment No. 2 to Form SB-2 Registration Statement, file no. 333-19423, filed with the Securities and Exchange Commission on April 2, 1997.
(4) Incorporated by reference to the Registrant's Amendment No. 3 to Form SB-2 Registration Statement, file no. 333-19423, filed with the Securities and Exchange Commission on April 14, 1997.
(5) Incorporated by reference to the Registrant's Amendment No. 4 to Form SB-2 Registration Statement, file no. 333-19423, filed with the Securities and Exchange Commission on June 3, 1997.
(6) Incorporated by reference to the Registrant's Amendment No. 5 to Form SB-2 Registration Statement, file no. 333-19423, filed with the Securities and Exchange Commission on June 25, 1997.
(7)   Filed herewith.
(8) Previously filed in connection with reports under the Securities and Exchange Act of 1934
(9) Incorporated by reference to the Registrant's Form 10-K filed for its fiscal year ended December 31, 1997.
(10)  Previously filed in prior amendment to this Registration Statement.

                                   SIGNATURES


         In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2, and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Canton, State of Ohio, on this 28th day of December, 1998.


                                    KIDS STUFF, INC.

                                    By: /s/ WILLIAM L. MILLER
                                    ------------------------------
                                    William L. Miller, Chairman of the Board
                                      and Chief Executive Officer

         In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement was signed by the following persons in the capacities and on the dates stated.


          SIGNATURE                  TITLE                        DATE
------------------------      ------------------------     -----------------

/s/ WILLIAM L. MILLER         Chairman of the Board,       December 28, 1998
------------------------      Chief Executive Officer
William L. Miller             Treasurer, Secretary and
                              Chief Financial and
                              Accounting Officer

/s/ JEANNE E. MILLER          Executive Vice President     December 28, 1998
------------------------      and Director
Jeanne E. Miller

/s/ CLARK D. SWISHER          Director                     December 28, 1998
------------------------
Clark D. Swisher

/s/Alfred Schmidt
------------------------      Director                     December 28, 1998
Alfred Schmidt

                                  EXHIBIT INDEX


   1.01    Revised Form of Underwriting Agreement - 1997 Offering (5)
   1.02    Revised Form of Selected Dealers Agreement - 1997 Offering (5)
   1.03    Revised Form of Warrant Exercise Fee Agreement - 1997 Offering (5)
   1.04    Form of Underwriting Agreement - Series 1 Preferred Stock (10)
   3.01    Certificate of Incorporation of the Company (1)
   3.02 Certificate of Amendment of Certificate of Incorporation of the Company(1)
   3.03    By-Laws of the Company (1)
   3.04    Certificate of Designation of Series A Preferred Stock (2)
   3.05    Form of Certificate of Designation (7)
   4.01    Specimen Certificate for Shares of Common Stock (2)
   4.02    Specimen Certificate for Shares of Series A Preferred Stock (2)
   4.03    Revised Form of Common Stock Purchase Warrant Agreement (5)
   4.04    Revised Specimen Certificate for Common Stock Purchase Warrants (3
   4.05    Revised Form of Underwriters' Purchase Option - 1997 Offering (5)
   4.06    Form of Representative's Lock-up Letter (2)
   4.07    Form of Representative's Purchase Option Agreement (10)
   4.08    Preferred Stock Agency Agreement (10)
   4.09    Preferred Warrant Agency Agreement (10)
   4.10    Specimen of Preferred Warrant (7)
   4.11    Specimen of Series 1 Preferred Stock (7)
   5.01    Opinion of Lester Morse P.C. (10)
   10.01 Agreement to Acquire the Assets of The Natural Baby Company, Inc., (the "Acquisition Agreement")(1)
   10.02   Addendum to Acquisition Agreement (1)
   10.03   Escrow Agreement under the Acquisition Agreement (1)
   10.04   Form of Consulting Agreement with Jane Martin (1)
   10.05   Asset Purchase Agreement between the Company and its Parent (1)
   10.06   Promissory Note from the Company and its Parent (1)
   10.07   Form of Bridge Loan Agreement (1)
   10.08 Form of Financial Consulting Agreement with Fairchild Financial Group, Inc. (1)
   10.09   Credit Facility with United National Bank and Trust Company (2)
   10.10   Lease for Company's principal offices and telemarketing center (2)
   10.11   Employment Agreement with William L. Miller (2)
   10.12   Revised Employment Agreement with Jeanne E. Miller (10)
   10.13   Incentive Compensation Plan (2)
   10.14   1997 Long-Term Stock Incentive Plan (2)
   10.15 Amendment to Asset Purchase Agreement between the Company and its Parent (2)
   10.16   Form of Amendment to Bridge Loan Agreement (4)
   10.17   Amended Form of Stock Repurchase Agreement and Note (5)
   10.18   Second Addendum to Acquisition Agreement (5)
   10.19   First Addendum to Escrow Agreement (6)
   10.20   Third Addendum to Acquisition Agreement (6)
   10.21   Agreement with The Havana Group, Inc. (9)
   10.22 Form of new Financial Consulting Agreement with Fairchild Financial Group, Inc. (10)

   10.23   Employment Agreement with William T. Evans (10)
   10.24   Other Leases (7)
   23.01   Consent of Hausser + Taylor LLP (10)
   23.02   Consent of Lester Morse P.C. [included in Exhibit 5.01]
   27.00   Revised Financial Data Schedule (8)

 -----------
(1) Incorporated by reference to the Registrant's Form SB-2 Registration Statement, file no. 333-19423, filed with the Securities and Exchange Commission on January 8, 1997.
(2) Incorporated by reference to the Registrant's Amendment No. 1 to Form SB-2 Registration Statement, file no. 333-19423, filed with the Securities and Exchange Commission on March 14, 1997.
(3) Incorporated by reference to the Registrant's Amendment No. 2 to Form SB-2 Registration Statement, file no. 333-19423, filed with the Securities and Exchange Commission on April 2, 1997.
(4) Incorporated by reference to the Registrant's Amendment No. 3 to Form SB-2 Registration Statement, file no. 333-19423, filed with the Securities and Exchange Commission on April 14, 1997.
(5) Incorporated by reference to the Registrant's Amendment No. 4 to Form SB-2 Registration Statement, file no. 333-19423, filed with the Securities and Exchange Commission on June 3, 1997.
(6) Incorporated by reference to the Registrant's Amendment No. 5 to Form SB-2 Registration Statement, file no. 333-19423, filed with the Securities and Exchange Commission on June 25, 1997.
(7)   Filed herewith.
(8) Previously filed in connection with reports under the Securities and Exchange Act of 1934
(9) Incorporated by reference to the Registrant's Form 10-K filed for its fiscal year ended December 31, 1997.
(10)  Previously filed in prior amendment to this Registration Statement.